                                                                      EXHIBIT 11



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



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
                                FOR THREE MONTHS ENDED               FOR NINE MONTHS ENDED
                                    SEPTEMBER 30,                       SEPTEMBER 30,
PRIMARY:                        1996              1995              1996              1995
                             -----------       -----------       -----------       -----------
Net Income ...........       $ 7,051,929       $ 4,126,602       $18,690,603       $10,358,818
                             ===========       ===========       ===========       ===========

Weighted average
number of shares of
common stock
outstanding  .........        12,868,019        12,465,531        12,688,735        12,465,531

Net effect of dilutive
stock options -- based
on the treasury stock
method using average
market price .........         1,250,115           474,229         1,050,980           240,073
                             -----------       -----------       -----------       -----------

Total weighted average
number of shares of
common stock and
common stock
equivalents
outstanding..........         14,118,134        12,939,760        13,739,715        12,705,604
                              ===========       ===========       ===========       ===========

Net income per common
 share ...............       $      0.50       $      0.32       $      1.36       $      0.82



FULLY DILUTED:                  1996              1995              1996              1995
                             -----------       -----------       -----------       -----------
Net Income ...........       $ 7,051,929       $ 4,126,602       $18,690,603       $10,358,818
                             ===========       ===========       ===========       ===========
Weighted average
number of shares of
common stock
outstanding  .........        12,868,019        12,465,531        12,688,735        12,465,531

Net effect of dilutive
stock options -- based
on the treasury stock
method using the
greater of the average
or quarter-end market
price ................         1,250,115           474,229         1,295,757           240,073
                             -----------       -----------       -----------       -----------
Total weighted average
number of shares of
common stock and
common stock
equivalents
outstanding ..........        14,118,134        12,939,760        13,984,492        12,705,604
                             ===========       ===========       ===========       ===========
Net income per common
 share ...............       $      0.50       $      0.32       $      1.34       $      0.82

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